Exhibit 10.2

SECURITY AGREEMENT
(Investment Property)

This Security Agreement (“Agreement”) is to be effective as of August 26, 2015.

1.             GRANT OF SECURITY INTEREST. For valuable consideration, MOCON, Inc., a Minnesota corporation (“Debtor”), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”), a security interest in: all of Debtor’s right, title and interest in and to investment property (the “Collateral”), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing, (ii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Debtor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Debtor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof, and (iii) all other proceeds (as defined in the Minnesota Uniform Commercial Code (the “UCC”) of any of the foregoing (all such items in clauses (i) through (iii) hereinafter called “Proceeds”). Except as otherwise expressly permitted herein, in the event Debtor receives any such Proceeds, Debtor will hold the same in trust on behalf of and for the benefit of Bank and will immediately deliver all such Proceeds to Bank in the exact form received, with the endorsement of Debtor if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Bank as part of the Collateral, subject to all terms hereof. As used herein, the term “investment property” shall have the meaning set forth in the Minnesota UCC.

2.             LIMITATION. Notwithstanding Section 1 or any other provision of this Agreement, the Collateral shall not include (i) the voting stock of any First-Tier Foreign Subsidiary to the extent (but only to the extent) that such voting stock exceeds 65% of the aggregate voting stock of such controlled foreign corporation or (ii) any voting capital stock of any Foreign Subsidiary that is not a First-Tier Foreign Subsidiary.

As used herein:

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code and the capital stock of which is owned directly by the Borrower or any Domestic Subsidiary thereof.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

3.            OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor (“Debtor”) to Bank and all extensions, renewals or modifications thereof, and restatements or substitutions therefor; (b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds. The word “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

4.             CONTINUING AGREEMENT; REVOCATION; OBLIGATION UNDER OTHER AGREEMENTS. This is a continuing agreement and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of Debtor to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the dissolution, liquidation or bankruptcy of the Debtor or any other event or proceeding affecting the Debtor.

5.             OBLIGATIONS OF BANK. Any money received by Bank in respect of the Collateral may be deposited, at Bank’s option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder. Bank shall have no duty to take any steps necessary to preserve the rights of Debtor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Bank shall not be obligated to take any actions with respect to the Collateral or Proceeds requested by Debtor unless such request is made in writing and Bank determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness.

6.             REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (i) Debtor’s legal name is exactly as set forth on the first page and Debtor’s signature line of this Agreement, and all of Debtor’s organizational documents or agreements delivered to Bank are complete and accurate in every respect and Debtor is registered as an organization in good standing under the laws of the State of Minnesota; (ii) Debtor’s chief executive office is located at 7500 Mendelssohn Avenue North, Minneapolis, Minnesota; (iii) Debtor is the owner of the Collateral and Proceeds; (iv) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (v) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Debtor to Bank, in writing; (vi) all statements contained herein and, where applicable, in the Collateral, are true and complete in all material respects; (vii) no financing statement or control agreement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, exists or is on file in any public office or remains in effect; (viii) no person or entity, other than Debtor, has any interest in or control over the Collateral; and (ix) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and the same comply with applicable laws concerning form, content and manner of preparation and execution.

7.             COVENANTS OF DEBTOR.

(a)     Debtor agrees in general: (i) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (ii) to permit Bank to exercise its powers; (iii) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; (iv) not to change Debtor’s name, and as applicable, its chief executive office or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (v) not to change the places where Debtor keeps any of the Collateral or Debtor’s records concerning the Collateral and Proceeds without giving Bank prior written notice of the address to which Debtor is moving same ; and (vi) to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b)     Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank’s security interest in Collateral and Proceeds; (ii) not to permit any security interest in or lien on the Collateral or Proceeds, except in favor of Bank and except liens to the extent expressly permitted by Bank in writing; (iii) not to hypothecate or permit the transfer by operation of law of any of the Collateral or Proceeds or any interest therein nor withdraw any funds from any deposit account pledged to Bank hereunder; (iv) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (v) if requested by Bank, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (vi) in the event Bank elects to receive payments of Collateral or Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; (vii) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (viii) if the Collateral or Proceeds consists of securities or other equity interests, not to vote said securities or equity interests or give (or withhold) any consent, waiver or ratification or take any other action with respect thereto without the consent of Bank (A) so long as any Event of Default exists, or (B) whether or not any Event of Default exists, if such vote or consent, waiver or ratification (or the withholding thereof) or action taken would impair Bank’s interest in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement.

8.             POWERS OF BANK. Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them, upon the occurrence and during the continuance of an Event of Default (as defined below): (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Bank’s rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, modification, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Bank may deem proper, with any money or property received in exchange for the Collateral or Proceeds, at Bank’s option, to be applied to the Indebtedness or held by Bank under this Agreement; (e) to make any compromise or settlement Bank deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto, including, but without limitation thereto, to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; and (h) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper or convenient in connection with the preservation, perfection or enforcement of its rights hereunder. To effect the purposes of this Agreement or otherwise upon instructions of Debtor, Bank may cause any Collateral and/or Proceeds to be transferred to Bank’s name or the name of Bank’s nominee. If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Bank of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Bank may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Bank or its nominee except to account for property actually received by Bank. Bank shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

9.             DEBTOR’S WAIVERS.

(a)     Debtor waives any right to require Bank to: (i) proceed against Debtor or any other person; (ii) marshal assets or proceed against or exhaust any security held from any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from Debtor or any other person; (iv) take any other action or pursue any other remedy in Bank’s power; (v) make any presentment or demand for performance, or any notices of any kind, including without limitation, any notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness guaranteed or secured hereunder, or in connection with the creation of new or additional Indebtedness; or (vi) to set off against the Indebtedness the fair value of any real or personal property given as collateral for the Indebtedness.

(b)     Debtor further waives all rights and defenses Debtor may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Debtor’s rights of subrogation or Debtor’s rights to proceed against any other person for reimbursement, or (B) any loss of rights Debtor may suffer by reason of any rights, powers or remedies of any person in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any person’s Indebtedness, whether by operation of law, or otherwise, including any rights Debtor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

10.           PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

11.           EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, (ii) any other agreement between Debtor and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness, or (iii) any control, custodial or other similar agreement in effect relating to the Collateral; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein and with respect to any such failure that by its nature can be cured, such failure shall continue for period of twenty (20) days from its occurrence; and (d) any impairment in the rights of Bank in any Collateral or Proceeds, or any attachment or like levy on any property of Debtor.

12.          REMEDIES. Upon the occurrence of any Event of Default, Bank shall have and may exercise without demand any and all rights, powers, privileges and remedies granted to a secured party upon default under the Minnesota Uniform Commercial Code or otherwise provided by law, including without limitation, the right to sell, lease, license or otherwise dispose of any or all Collateral and to give such withdrawal and/or redemption notices as may be required with respect to any of the Collateral. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other disposition, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of Default exists: (a) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Bank; (b) Bank may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness in such order as Bank may from time to time elect; (c) Bank may take any action with respect to the Collateral contemplated by any control, custodial or other similar agreement then in effect, and Bank may, at any time and at Bank’s sole option, liquidate any time deposits pledged to Bank hereunder and apply the Proceeds thereof to payment of the Indebtedness, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds; and (d) at Bank’s request, Debtor will assemble and deliver all Collateral, and books and records pertaining to the Collateral or Proceeds to Bank at a reasonably convenient place designated by Bank. For any Collateral or Proceeds consisting of securities, Bank shall be under no obligation to delay a sale or other disposition of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or federal law, even if the issuer thereof would agree to do so. Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition.

13.           DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given.

14.         NOTICES. All notices, requests and demands required under this Agreement must be given, and shall be deemed given when provided in accordance with, Section 7.2 of the Credit Agreement.

15.          COSTS, EXPENSES AND ATTORNEYS’ FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including, to the extent permitted by applicable law, reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel to the extent permissible), incurred by Bank in connection with (a) the perfection and preservation of the Collateral or Bank’s interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether or not suit is brought or foreclosure is commenced, and if suit is brought whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing arising from: (a) Indebtedness under that certain Credit Agreement by and between Debtor and Bank of even date herewith (as amended, the “Credit Agreement”) shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the rate of interest applicable to Indebtedness under the Credit Agreement; and (b) Indebtedness not otherwise arising under the Credit Agreement but secured hereby, shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank’s prime rate in effect from time to time, but not in excess of the maximum rate permitted under applicable Minnesota law.

16.          SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Debtor may not assign or transfer any of its interests or rights hereunder without Bank’s prior written consent. Debtor acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Debtor to Bank and any obligations with respect thereto, including this Agreement. In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Debtor and/or this Agreement, whether furnished by Debtor or otherwise.

17.             AMENDMENT. This Agreement may be amended or modified only in writing signed by Bank and Debtor.

18.           SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

19.             GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

Signature page follows.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

MOCON, INC.

By /s/ Elissa Lindsoe
Name: Elissa Lindsoe
Title: Chief Financial Officer, Vice President, Treasurer and Secretary

Signature page to Security Agreement (Investment Property)